Exhibit 3.11

CERTIFICATE OF INCORPORATION

OF

BEAUTY CARE PROFESSIONAL PRODUCTS, INC.

ARTICLE ONE

The name of the corporation is Beauty Care Professional Products, Inc. (hereinafter called the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the state of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized wider the General Corporation Law of Delaware.

ARTICLE FOUR

The total number of shares which the Corporation shall have the authority to issue is One Thousand Shares (1,000), all of which shall be shares of Common Stock, with a par value of One Cent ($0.01) per share.

ARTICLE FIVE

The name and mailing address of the incorporator is as follows:

Name	Address

Theodore M. Crispino	c/o Kirkland & Ellis
153 East 53rd Street
39th Floor
New York, NY 10022

ARTICLE SIX

The directors shall have the power to adopt, amend or repeal By-Laws, except as may be otherwise be provided in the By-Laws.

ARTICLE SEVEN

The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE EIGHT

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE NINE

The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.

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2

I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 4th day of February, 2000.

/s/ Theodore M. Crispino
Theodore M. Crispino
Sole Incorporator

3

CERTIFICATE OF AMENDMENT
OF THE

CERTIFICATE OF INCORPORATION
OF

BEAUTY CARE PROFESSIONAL PRODUCTS, INC.

Under Section 242 of the Delaware Corporation Law

Pursuant to Sections 242 of the General Corporation Law of the State of Delaware, the undersigned, being the Secretary of Beauty Care Professional Products, Inc., a Delaware corporation (the “Corporation”) does hereby certify the following:

FIRST: The name of the Corporation is Beauty Care Professional Products, Inc.

SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on February 4, 2000.

THIRD: The Certificate of Incorporation of the Corporation is hereby amended to effect a change in paragraph I thereof, relating to the name of the Corporation. Accordingly, paragraph 1 of the Certificate of Incorporation shall be amended to read in its entirety as follows:

“1.     Name. The name of the corporation is Colomer U.S.A., Inc. (hereinafter called the “Corporation”).”

FOURTH: The amendment to the Certificate of Incorporation of the Corporation effected hereby was approved by the Board of Directors of the Corporation, and by written consent of the sole stockholder of the Corporation.

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment to the Certificate of Incorporation as of this 29th day of February, 2000.

BEAUTY CARE PROFESSIONAL PRODUCTS, INC.

By:	/s/ Michael Powell
Name: Michael Powell
Title: Secretary

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

COLOMER U.S.A., INC.

The undersigned, being a duly elected officer of Colomer U.S.A., Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is Colomer U.S.A., Inc.

2. That the Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on February 4th, 2000 (the “Certificate”).

3. That the Board of Directors of the Corporation, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions authorizing the Corporation to amend the Certificate to effect a change in Article Four thereof, relating to the number of authorized shares of the Corporation. Accordingly, Article Four of the Certificate of Incorporation shall be amended to read in its entirety as follows:

“ARTICLE FOUR”

The total number of shares which the Corporation shall have the authority to issue is Three Hundred Thousand (300,000) shares, all of which shall be shares of Common Stock, with a par value of $0.01 (One Cent) per share.

4. That the stockholder of the Corporation’s issued and outstanding capital stock approved and adopted the Certificate of Amendment in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amendment this 22nd day of March, 2000.

By:	/s/ Carlos Colomer
President

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Colomer U.S:A., Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “one” so that, as amended, said Article shall be and read as follows:

The name of the corporation is “Beautyge U.S.A., Inc.” (hereinafter called the “Corporation.)

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 14th day of August, 2014.

By:	/s/ Jack D.L. Carrothers
Authorized Officer
Title:	Secretary

Name:	Jack D.L. Carrothers
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